UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 5, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport CA 92663

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2018, I.AM INC. (“I.AM”) entered into a management agreement (the “Management Agreement”) with 876CO LLC (the “Manager”). As previously reported, pursuant to a securities purchase agreement, dated May 23, 2018, as amended by Amendment No. 1 thereto dated June 28, 2018, Amendment No. 2 thereto dated July 30, 2018, Amendment No. 3 thereto, dated August 31, 2018, and Amendment No. 4 thereto, dated October 2, 2018 (as amended, the “Purchase Agreement”), among Digital Power Lending, LLC (“DPL”) (a wholly-owned subsidiary of DPW Holdings, Inc.), I.AM, David J. Krause and Deborah J. Krause (collectively with David J. Krause, the “I.AM Stockholders”), DPL acquired a majority of the outstanding equity of I.AM., and the parties agreed to negotiate in good faith to enter into a management agreement between I.AM and a separate management company formed and operated by the I.AM Stockholders. The Management Agreement was entered into in connection with the Purchase Agreement.

Pursuant to the Management Agreement, I.AM engaged the Manager to manage the operations four “Prep Kitchen” restaurants (the “Original Restaurants”) identified in the Management Agreement, and such other hospitality venues that I.AM acquires through the efforts of the Manager or David Krause (the “Additional Management Agreement Restaurants,” and together with the Original Restaurants, the “Management Agreement Restaurants”).

I.AM agreed to pay the Manager a management fee for each Management Agreement Restaurant, (a) for each month that such Management Agreement Restaurant is not profitable, $5,000 per month, or (b) for each month that such Management Agreement Restaurant achieves a gross profit, the greater of 6% of the gross revenue for such month, or $5,000, provided that in the event that payment of the 6% Management Fee would cause such Management Agreement Restaurant to become unprofitable, the Manager will only be entitled to receive as much of the 6% Management Fee, if greater than $5,000, as would cause such Management Agreement Restaurant to break even.

Pursuant to the Management Agreement, other restaurants or hospitality venues that I.AM acquires and operates will be deemed Additional Non-Management Agreement Restaurants, and for each Additional Non-Management Agreement Restaurant, the Manager will entitled for (a) each month that such Additional Non-Management Agreement Restaurant is not profitable, to $2,500, per month, (b) for each month that such Additional Non-Management Agreement Restaurant achieves a gross profit, the greater of 3% of the gross revenue for such month, or $2,500, provided that in the event that payment of the 3% fee would cause such Additional Non-Management Agreement Restaurant to become unprofitable, the Manager will only be entitled to receive as much of the 3% fee, if greater than $2,500, as would cause such Additional Non-Management Agreement Restaurant to break even.

The Management Agreement has a term of 10 years, subject to earlier termination as provided therein. In the event that I.AM terminates the Management Agreement for Cause (as defined in the Management Agreement), the Manager will not be entitled to any further compensation under the Management Agreement. In the event that I.AM terminates the Management Agreement without Cause, I.AM will be required to pay the Manager $1,000,000, which sum is separately guaranteed by DPL, pursuant to a guarantee of payment executed by DPL (the “Guarantee”).

The foregoing descriptions of the Management Agreement and Guarantee are not complete and are qualified in their entirety by reference to the full text of such agreements filed as an exhibits to this Form 8-K.

Item 9.01 Exhibits and Financial Statements.

(d)          Exhibits

Exhibit No.	Description

10.1	Management Agreement
10.2	Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: October 9, 2018	/s/ William Horne
William Horne Chief Financial Officer